UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 4, 2016, CONMED Corporation, a New York corporation (“CONMED”), completed its previously announced acquisition of SurgiQuest, Inc., a Delaware corporation (“SurgiQuest”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 15, 2015, by and among CONMED, SurgiQuest, Nemo Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CONMED (“Merger Sub”), and Shareholder Representative Services, LLC, a Colorado limited liability company (solely in its capacity as the representative of SurgiQuest’s equity holders), Merger Sub merged with and into SurgiQuest (the “Merger”), with SurgiQuest surviving the Merger as a wholly-owned subsidiary of CONMED.

Pursuant to the Merger Agreement, CONMED paid SurgiQuest’s equity holders an aggregate of $265 million in cash, as adjusted and payable pursuant to the Merger Agreement (the “Merger Consideration”), upon the closing of the Merger (the “Closing”). The adjustments to the Merger Consideration include, among others, (i) a working capital adjustment, (ii) an upward adjustment for any cash held by SurgiQuest at the Closing, and (iii) a downward adjustment for the amount of SurgiQuest’s indebtedness, expenses related to the transaction and other related fees and expenses. CONMED financed the Merger Consideration from a combination of available cash and borrowings under the Credit Agreement (defined under Item 2.03 below).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 10.1 to CONMED’s Current Report on Form 8-K filed with the SEC on November 16, 2015 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2016, CONMED, as a borrower, entered into a fifth amended and restated credit agreement (the “Credit Agreement”), among CONMED, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement comprises commitments from nine financial institutions. The Credit Agreement permits CONMED to designate foreign subsidiaries as additional borrowers and CONMED has designated Linvatec Nederland B.V., a subsidiary of CONMED organized under Dutch law, as an additional borrower under the Credit Agreement. The Credit Agreement expires on January 4, 2021, at which time all outstanding amounts will be due and payable. The Credit Agreement amends and restates a credit agreement dated April 28, 2015. As of December 31, 2015, there were $266 million in borrowings outstanding under the prior credit agreement.

The Credit Agreement provided CONMED at closing with secured credit facilities (the “Facilities”) consisting of: (a) a $175.0 million term loan facility and (b) a $525.0 million revolving credit facility. Proceeds from the term loan facility and additional borrowings under the revolving credit facility were used to finance the Merger.

The Facilities will bear interest at variable rates dependent on CONMED’s consolidated senior secured leverage ratio (as defined in the Credit Agreement), calculated according to a base rate or a Eurocurrency rate plus an applicable margin, as the case may be. Initially, the applicable margin for base rate loans is 1.00% and for Eurocurrency rate loans is 2.00%. CONMED must pay commitment fees on the revolving credit facility quarterly in arrears at rates dependent on CONMED’s consolidated senior secured leverage ratio. Initially, the commitment fee rate is 0.35%. The applicable margins and commitment fee rate remain at the initial levels until November 2016 and will thereafter fluctuate dependent on CONMED’s consolidated senior secured leverage ratio.

Borrowings under the Credit Agreement are secured by assets and rights of CONMED and certain of its subsidiaries, including SurgiQuest. The Credit Agreement contains customary covenants for transactions of this type, including three financial covenants: (i) a consolidated senior secured leverage ratio, as defined in the Credit Agreement, that must initially be maintained at a level of not greater than 4.25 to 1.00, with step-downs to 4.00 to 1.00 on December 31, 2016, 3.75 to 1.00 on December 31, 2018, and 3.50 to 1.00 on December 31, 2019; (ii) a consolidated total leverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not greater than 4.75 to 1.00; and (iii) a consolidated fixed charge coverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not less than 2.25 to 1.00.

The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by CONMED proving to be incorrect, defaults relating to other indebtedness of at least $25.0 million in the aggregate, certain insolvency and receivership events affecting CONMED or its subsidiaries, judgments not covered by insurance in excess of $25.0 million in the aggregate being rendered against CONMED or its subsidiaries, the acquisition by any person of more than 35% of the outstanding common stock of CONMED, and the incurrence of certain ERISA liabilities that would reasonably be expected to have a material adverse effect.

In connection with its execution and delivery of the Credit Agreement, CONMED also entered into the Fourth Amendment to Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), pursuant to which the obligations under the Credit Agreement are guaranteed by certain of CONMED’s subsidiaries and secured by liens on all of the assets of CONMED and the guarantors.

The foregoing description of the Credit Agreement and the Guarantee and Collateral Agreement and related matters is qualified in its entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

A copy of the press release issued by CONMED on January 4, 2016 announcing that CONMED has completed the Merger is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of SurgiQuest required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Fifth Amended and Restated Credit Agreement, dated January 4, 2016, among CONMED Corporation, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A.

10.2	Fourth Amendment to Guarantee and Collateral Agreement, dated January 4, 2016, made by CONMED Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A.

99.1	Press Release, dated January 4, 2016, issued by CONMED Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION (Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President, Finance and Chief Financial Officer

Date: January 4, 2016